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                                                                   EXHIBIT 10.19


           AGREEMENT FOR THE RECIPROCAL PURCHASE OF CAPACITY ON THE
              SYSTEMS OF EACH OF PRIMUS TELECOMMUNICATIONS GROUP
       INCORPORATED AND GLOBAL CROSSING HOLDINGS LTD. EFFECTIVE AS OF
               THE 24TH DAY OF MAY, 1999 (THE "EFFECTIVE DATE").


Primus Telecommunication Group Incorporated ("Primus") and Global Crossing Holdings Ltd. ("Global Crossing") desire to make a reciprocal purchase commitment of facilities owned and/or operated by the other, on the terms and conditions contained herein. As used herein, (i) the Global Crossing System shall mean POP to POP (including backhaul) fiber connectivity on the Global Crossing Network as depicted on the Global Crossing System Network Map attached hereto as Annex A, and (ii) the PRIMUS Satellite System shall mean the earth
          -------
station to earth station satellite network of PRIMUS as depicted on the PRIMUS Satellite Network Map attached hereto as Annex B. The Ready for Service dates
                                         -------
(the "RFS Dates") of each component of the Global Crossing System Network Map and the PRIMUS Satellite Network Map are depicted on Annex A and Annex B,
                                                     -------     -------
respectively.

1. PURCHASE AGREEMENT

       (a) PRIMUS will endeavor to purchase MCUs on the Global Crossing System in an aggregate amount of up to US $50,000,000 (the "Minimum Capacity Commitment") during the period commencing on the Effective Date and ending forty-eight (48) months later (the "Minimum Capacity Purchase Period"). In order to fulfill the Minimum Capacity Commitment, PRIMUS shall endeavor to purchase MCUs on the Global Crossing System in the average amount of $12,500,000 during each annual period (which shall mean, for the first such period, the period beginning on the Effective Date and ending on December 31, 1999, and thereafter each successive twelve (12) month period occurring during the term of this Agreement). Such average amount shall be determined on a rolling two year basis. For example, if during the first annual period PRIMUS purchases $18,000,000 of capacity, then during the second annual period it need only purchase $7,000,000 of capacity; however, if during the first annual period
                                 -------
PRIMUS purchases only $7,000,000 of capacity, then during the second annual period PRIMUS must purchase at least $18,000,000 of capacity. Notwithstanding the foregoing and subject to capacity availability and Section 1(b) hereof, PRIMUS hereby agrees to purchase:(i) a minimum of $9,375,000 of capacity in the first eighteen (18) months after the Effective Date, $6,250,000 of capacity in each of the following two years and $3,125,000 in the remaining six (6) months of the Minimum Capacity Purchase Period; (ii) a minimum aggregate of $25,000,000 of capacity over the Minimum Capacity Purchase Period, and an OC-3 from New York to Los Angeles at a purchase price of $6,332,000, together with a maintenance fee of $9,842 per month, on or before May 31, 1999. PRIMUS may resell any capacity purchased hereunder to other third parties, except that PRIMUS will not be permitted to resell pure capacity at the STM-1 level except to its affiliates or if such capacity is part of a bundled service offering, for example, Internet or data services. Notwithstanding the foregoing, however, PRIMUS will be permitted to resell capacity at the STM-1 level three (3) years after payment for such capacity.

    (b) The above commitment shall be subject to the following terms and conditions:--

         (i) if Global Crossing's RFS Dates (as depicted on Annex A) are delayed by more than ninety (90) days and PRIMUS must acquire fiver optic capacity during or after said ninety (90) days, the Minimum Capacity Commitment will be reduced by the amount of PRIMUS' capacity purchase. If this event should occur, and Global Crossing shall have notified PRIMUS within one hundred and twenty
               (120) days of the anticipated RFS date, Global Crossing will have the right to obtain interim fiber optic capacity of equal specifications on PRIMUS' behalf on a system acceptable to PRIMUS in its sole but reasonable commercial discretion PRIMUS and convert to Global Crossing's capacity on the RFS Date of the Global Crossing System at no additional cost to PRIMUS and with no interruption to PRIMUS' business; and

         (ii) For PRIMUS' fiber optic capacity needs during the earlier of the term of this Agreement or when the Primus Minimum Capacity Commitment has been met, Global Crossing shall






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       have the right to match any other offer received by PRIMUS. Until such time as the Minimum Capacity Commitment is met, PRIMUS agrees to accept Global Crossing's offer if such offer is equal to or below the price of the competitive offer and Global Crossing makes its offer within five (5) business days' after receiving written notice from PRIMUS of a competing offer. In the event Global Crossing declines to provide a best and final offer or provides an offer which is not equal to or below the price of the competing offer, the Minimum Capacity Commitment will be reduced by the amount of the capacity purchased by PRIMUS on the competing system. Global Crossing shall provide all quotations for capacity on a city POP to city POP basis, and shall offer PRIMUS lease financing on all capacity purchases on substantially the same terms and conditions as contained in that certain Atlantic Crossing/AC-1 Submarine Cable System Capacity Purchase Agreement between PRIMUS and Atlantic Crossing Ltd. dated December 17, 1998 (the "Original AC-1 Agreement"), except that the interest rate shall be adjusted to reflect then current market rates.

(c) Global Crossing's pricing of MCUs of fiber optic capacity purchased by PRIMUS under this Agreement shall be at the lower of (i) the best "Tier 3" Published Prices available as at the date of this Agreement, (ii) the best available "Tier 3" Published Prices thirty (30) days prior to activation of the specific fiber optic cable, (iii) the best available "Tier 3" Published Prices as of the date of purchase by PRIMUS, or (iv) the price of a competitive offer pursuant to Section 1(b)(ii) above if Global Crossing chooses to match such competitive offer. In the event Global Crossing adopts a measure of pricing which is more preferential than the "Tier 3" pricing stated above, such other measure shall be offered to PRIMUS pursuant to this Section 1(c), but always subject to the capacity commitment made by PRIMUS at that time. For the purposes of this Section 1(c), Published Prices shall mean the prices set forth on Annex C, as it may be supplemented from time to time to include new Systems and to reflect any price reductions.

(d) Global Crossing shall notify PRIMUS in writing when approximately one-half of the capacity then available on any particular cable system is sold so that PRIMUS will have the ability to purchase capacity prior to any shortages.

(e) Purchases of capacity on any cable system pursuant to this Agreement shall be effected by PRIMUS executing, delivering and complying with a Capacity Purchase Agreement ("CPA") with the particular System Company, in a form substantially similar to the Original AC-1 Agreement.

(f) Global Crossing will endeavor to purchase satellite capacity in the PRIMUS Satellite System in an aggregate amount of up to US $25,000,000 (the "Minimum Satellite Capacity Commitment") during the period commencing on the Effective Date and ending forty-eight (48) months later ("Minimum Satellite Capacity Purchase Period"). In order to fulfill the Minimum Satellite Capacity Commitment, Global Crossing shall endeavor to purchase satellite capacity in the average amount of $6,250,000 during each annual period. Such average amount shall be determined on a rolling two-year basis using the same formula as specified in Section 1(a) above. Notwithstanding the foregoing and subject to capacity availability and the other terms and conditions contained herein, Global Crossing hereby agrees to purchase (i) a minimum of $2,500,000 of satellite capacity in each year, and (ii) a minimum aggregate of $10,000,000 of satellite capacity over the Minimum Satellite Capacity Purchase Period. Global Crossing may resell any satellite capacity purchased hereunder to other third parties.

(g) The above commitment shall be subject to the following terms and conditions:

     (i) if PRIMUS' RFS Dates (as depicted in Annex B) are delayed by more than ninety (90) days and Global Crossing must acquire satellite capacity during or after said ninety (90) days, the Minimum Satellite Capacity Commitment will be reduced by the amount of Global Crossing's satellite capacity purchase. If this event should occur, and PRIMUS shall have notified Global Crossing within one hundred and twenty (120) days of the anticipated RFS Date, PRIMUS will have the right to obtain interim satellite capacity on Global Crossing's behalf on a system acceptable to Global Crossing in its sole but reasonable commercial discretion and convert to PRIMUS' capacity at the RFS Date at no additional cost to Global Crossing and with no interruption to Global Crossing's business; and













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        (ii)  For Global Crossing's satellite capacity needs during the earlier of the term of this Agreement or when the Global Crossing Minimum Satellite Capacity Commitment has been met, PRIMUS shall have the right to match any other offer received by Global Crossing. Until such time as the Minimum Satellite Capacity Commitment has been met, Global Crossing agrees to accept PRIMUS' offer if such offer is equal to or below the price of the competitive offer and PRIMUS makes its offer within five (5) business days' after receiving written notice from Global Crossing of a competing offer. In the event PRIMUS declines to provide a best and final offer or provides an offer which is not equal to or below the price of the competing offer, the Minimum Satellite Capacity Commitment will be reduced by the amount of the capacity purchased by Global Crossing on the competing system.

2. Representations
   ---------------

   (a) Global Crossing hereby represents and warrants to PRIMUS that (i) Global Crossing is a company duly organized and validly existing under the laws of Bermuda; (ii) the execution, delivery and performance of this Agreement by Global Crossing has been duly authorized by all necessary corporate action on the part of Global Crossing and this Agreement is a valid, binding and enforceable obligation of Global Crossing enforceable with its terms and (iii) the execution, delivery and performance of this Agreement by Global Crossing does not violate, conflict with or constitute a breach of, the organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on Global Crossing.

   (b) PRIMUS hereby represents and warrants Global Crossing that (i) PRIMUS is a corporation duly organized and validly existing under the laws of the State of Delaware; (ii) the execution, delivery and performance of this Agreement by PRIMUS has been duly authorized by all necessary corporate action on the part of PRIMUS and this Agreement is a valid, binding and enforceable obligation of PRIMUS enforceable in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement by PRIMUS does not violate, conflict with or constitute a breach of, the organizational documents or any order, decree or judgment of any court, tribunal or governmental authority binding on PRIMUS.

3. SETTLEMENT OF DISPUTES
   ----------------------

   (a) The Parties shall endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Agreement.

   (b) Failing such amicable settlement, any controversy, claim or dispute arising under or relating to this Agreement, including the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA"). There shall be three (3) arbitrators (the "Arbitration Tribunal"), the first of which shall be appointed by the claimant in its notice of arbitration, the second of which shall be appointed by the respondent within thirty (30) days of the appointment of the first arbitrator and the third of which shall be jointly appointed by the party-appointed arbitrators within thirty (30) days thereafter. The language of the arbitration shall be English. The Arbitration Tribunal shall issue a written opinion and will not have authority to award punitive damages to either party. Each party shall bear its own expenses, but the parties shall share equally the expenses of the Arbitration Tribunal and the AAA. This Agreement shall be enforceable, and any arbitration award shall be final, and judgment thereon may be entered in any court of competent jurisdiction. The arbitration shall be held in Washington, D.C., USA.

4. GOVERNING LAW
   -------------

   This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

5. WAIVER OF IMMUNITY
   ------------------
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     The parties acknowledge that this Agreement is commercial in nature, and each party hereto expressly and irrevocably waives any claim or right which it may have to immunity (whether sovereign immunity, act of state or otherwise) for itself or with respect to any of its assets in connection with an arbitration, arbitral award or other proceeding to enforce this Agreement, including, without limitation, immunity from service of process, immunity of any of its assets from pre- or post-judgment attachment or execution and immunity from the jurisdiction of any court or arbitral tribunal.

6.   NO THIRD PARTY BENEFICIARIES.
     ----------------------------

     This Agreement does not provide and is not intended to provide third parties (including, but not limited to, customers of PRIMUS or Global Crossing) with any remedy, claim, liability, reimbursement, cause of action, or any other right.

7.   ASSIGNMENT.
     ----------

     (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (b) Global Crossing shall solely be responsible for complying with all of the terms binding on "Global Crossing" hereunder and shall not be permitted to assign, transfer or otherwise dispose of any or all of its right, title or interest hereunder or delegate any or all of its obligations hereunder to any person or entity except that Global
                                                        ------
          Crossing shall be permitted to (i) effect a collateral assignment of its rights hereunder to one or more lenders to Global Crossing or its affiliates and (ii) assign, transfer or otherwise dispose of any or all of its rights hereunder and delegate any or all of its obligations hereunder to any present or future entity controlled by, under the same control as, or controlling, Global Crossing. Global Crossing shall give PRIMUS notice of any such assignment, transfer or other disposition or any such delegation.

     (c) PRIMUS shall solely be responsible for complying with all of the terms binding on "PRIMUS" hereunder and shall not be permitted to assign, transfer or otherwise dispose of any or all of its right, title or interest hereunder or delegate any or all of its obligations hereunder to any person or entity; except that PRIMUS shall be permitted to (i) effect a collateral assignment of its rights hereunder to one or more lenders to PRIMUS or its affiliates and (ii) assign, transfer or otherwise dispose of any or all of its rights hereunder and delegate any or all of its obligations hereunder to any present or future entity controlled by, under the same control as, or controlling, PRIMUS. PRIMUS shall give Global Crossing notice of any such assignment, transfer or other disposition or any such delegation.

     (d) Any assignment, transfer or other disposition by either party which is in violation of this Section 7 shall be void and of no force and effect.

8.   NOTICES.
     -------

     Each notice, demand, certification or other communication given or made under this Agreement shall be in writing and shall be delivered by hand or sent by registered mail or by facsimile transmission to the address of the respective party as shown below (or such other address as may be designated in writing to the other party hereto in accordance with the terms of this
     Section 8):

             If to the PRIMUS:   PRIMUS Telecommunications Group, Incorporated
                                 1700 Old Meadow Road
                                 McLean, Virginia 22102, USA

                          Att:   Neil L. Hazard, Executive VP.
                      Fax No.:   703-902-2814

    If to the Global Crossing:   Global Crossing Holdings Ltd.
                                 Wessex House
                                 45 Reid Street


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                                                                               5

                                 Hamilton HM12, Bermuda
                        Attn:    President
                        Fax No.: 441-296-8606

    Any change to the name, address and facsimile numbers may be made at any time by giving prior written notice in accordance with this Section 8. Any such notice, demand or other communication shall be deemed to have been received, if delivered by hand, at the time of delivery or, if posted, at the expiration of seven (7) days after the envelope containing the same shall have been deposited in the post maintained for such purpose, postage prepaid, or, if sent by facsimile at the date of transmission if confirmed receipt is followed by postal notice.

9.  SEVERABILITY.
    ------------

    If any provision of this Agreement is found by an arbitral, judicial or regulatory authority having jurisdiction to be void or unenforceable, such provision shall be deemed to be deleted from this Agreement and the remaining provisions shall continue in full force and effect.

10. HEADINGS.
    --------

    The Section headings of the Agreement are for convenience of reference only and are not intended to restrict, affect or influence the interpretation or construction of provisions of such Section.

11. COUNTERPARTS.
    ------------

    This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed an original. Such counterparts shall together (as well as separately) constitute one and the same instrument.

12. ENTIRE AGREEMENT.
    ----------------

    This Agreement supersedes all prior or written understandings between the parties hereto and constitutes the entire agreement with respect to the subject matter herein. This Agreement shall not be modified or amended except by a writing signed by authorized representatives of the parties hereto.

13. PUBLICITY AND CONFIDENTIALITY.
    -----------------------------

    (a) The provisions of this Agreement and any non-public information, written or oral, with respect to this Agreement ("Confidential Information") will be kept confidential and shall not be disclosed, in whole or in part, to any person other than affiliates, officers, directors, employees, agents or representatives of a party (collectively, "Representatives") who need to know such Confidential Information for the purpose of negotiating, executing and implementing this Agreement. Each party agrees to inform each of its Representatives of the non-public nature of the Confidential Information and to direct such persons to treat such Confidential Information in accordance with the terms of this Section. Nothing herein shall prevent a party from disclosing Confidential Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (iii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (iv) to a party's legal counsel or independent auditors, (v) to prospective lenders to the parties, and (vi) to any actual or proposed assignee, transferee or lessee of all or part of its rights hereunder provided that such actual or proposed assignee agrees in writing to be bound by the provisions of this Agreement.

    (b) The foregoing shall not restrict either party from publicity announcing that it has entered into this Agreement, but without including any details contained in this Agreement.

14. LIMITATION OF LIABILITY.
    -----------------------

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        In no event shall PRIMUS or Global Crossing be liable to the other for consequential, incidental, indirect or special damages, including, but not limited to, loss of revenue, loss of business opportunity, or the costs associated therewith.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by a duly authorized officer as of the Effective Date.

                                        GLOBAL CROSSING HOLDINGS LTD.


                                        By: /s/ Doug Molyneux
                                            Name: Doug Molyneux
                                            Title:Secretary and Senior Counsel
                                            Jurisdiction: Bermuda


                                        PRIMUS TELECOMMUNICATIONS GROUP
                                        INCORPORATED

                                        By: /s/ K. Paul Singh
                                            Name: K. Paul Singh
                                            Title: CEO
                                            Jurisdiction: U.S.A.